EXHIBIT 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The unaudited pro forma condensed consolidated financial information and accompanying notes reflect the pro forma effects of:
(1) Acquisition. On November 19, 2018, Oasis Midstream Partners LP (the "Partnership" or "OMP") consummated the transactions contemplated by a contribution agreement (the "Contribution Agreement") dated as of November 7, 2018, with OMS Holdings LLC, Oasis Midstream Services LLC ("OMS"), OMP GP LLC, OMP Operating LLC ("OMP Operating"), and for certain limited purposes set forth therein, Oasis Petroleum Inc. (“Oasis Petroleum”). Pursuant to the Contribution Agreement, Oasis Petroleum caused OMS to contribute to OMP Operating, as the Partnership’s designee, (a) an additional 15% limited liability company interest in Bobcat DevCo LLC (“Bobcat DevCo”), and (b) an additional 30% limited liability company interest in Beartooth DevCo LLC (“Beartooth DevCo”) (collectively, the "Contributed Assets"), in exchange for consideration of approximately $251.4 million, consisting of (i) 3,950,000 common units representing limited partner interests in the Partnership and (ii) $172.4 million in cash (collectively, the “Acquisition”). The consideration includes effective date adjustments to the purchase price of $1.4 million and is subject to customary post close adjustments. As a result of the Acquisition, the Partnership now owns 25% of the limited liability company interests of Bobcat DevCo and 70% of the limited liability company interests of Beartooth DevCo.
(2) Financing. In accordance with the Contribution Agreement, the Partnership funded the cash portion of the purchase price through a combination of cash sourced from borrowings under the Partnership's revolving credit facility and cash received as proceeds from an equity offering. On November 14, 2018, the Partnership issued 2,300,000 common units (including 300,000 common units issued pursuant to the underwriters' option to purchase additional common units) representing limited partnership interests at a purchase price to the public of $20.00 per common unit (the "Equity Offering"). Total net proceeds from the Equity Offering, after deducing underwriters' discounts and commissions and estimated offering expenses, were approximately $44.6 million.
The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 presented below have been prepared based on the Partnership's historical consolidated statements of operations for such periods and were prepared as if the Acquisition and related financing had occurred on January 1, 2017. The unaudited pro forma condensed consolidated balance sheet at September 30, 2018 presented below was prepared based on the Partnership's historical consolidated balance sheet at September 30, 2018 and was prepared as if the Acquisition and related financing had occurred on September 30, 2018.
The initial purchase accounting for the Acquisition is not complete and adjustments to estimated amounts, or recognition of additional assets acquired or liabilities assumed, may occur as more detailed reviews and valuations are completed and additional information is obtained about the facts and circumstances that existed as of the acquisition date.
The pro forma data is based on assumptions and include adjustments as explained in the notes herein. Management believes that the assumptions used to prepare the unaudited pro forma condensed consolidated financial information and accompanying notes provide a reasonable and reliably determinable basis for presenting the significant effects directly attributable, factually supportable, and expected to have a continuing impact to the Acquisition and related financing. The following unaudited pro forma condensed consolidated statements of operations do not purport to represent what the Partnership's results of operations would have been if the Acquisition and related financing had occurred on January 1, 2017. The unaudited pro forma condensed consolidated financial information should be read together with the Partnership's Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2018.

OASIS MIDSTREAM PARTNERS LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2018

	Historical	Acquisition		Financing		Pro Forma
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$4,990	$(173,164)	(a)	$173,164	(d)	$4,990
Accounts receivable	5,054	—		—		5,054
Accounts receivable from Oasis Petroleum	72,896	—		—		72,896
Prepaid expenses	96	—		—		96
Total current assets	83,036	(173,164)		173,164		83,036
Property, plant and equipment	876,534	—		—		876,534
Less: accumulated depreciation and amortization	(54,555)	—		—		(54,555)
Total property, plant and equipment, net	821,979	—		—		821,979
Other assets	1,981	—		620	(e)	2,601
Total assets	$906,996	$(173,164)		$173,784		$907,616
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$460	$—		$—		$460
Accounts payable to Oasis Petroleum	24,940	—		—		24,940
Accrued liabilities	59,373	—		—		59,373
Accrued interest payable	172	—		—		172
Total current liabilities	84,945	—		—		84,945
Long-term debt	166,000	—		129,234	(f)	295,234
Asset retirement obligations	1,497	—		—		1,497
Total liabilities	252,442	—		129,234		381,676
Commitments and contingencies
Partners’ equity
Limited partners
Common units (13,779 units issued and outstanding at September 30, 2018; 20,029 units issued and outstanding pro forma)	168,387	(23,401)	(b)	44,550	(g)	189,536
Subordinated units (13,750 units issued and outstanding at September 30, 2018)	80,033	(35,095)	(b)	—		44,938
General partner	—	—		—		—
Total partners’ equity	248,420	(58,496)		44,550		234,474
Non-controlling interests	406,134	(114,668)	(c)	—		291,466
Total equity	654,554	(173,164)		44,550		525,940
Total liabilities and equity	$906,996	$(173,164)		$173,784		$907,616

The accompanying notes are an integral part of these unaudited pro forma financial statements.

OASIS MIDSTREAM PARTNERS LP
UNADUITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2018

	Historical	Acquisition		Financing		Pro Forma
	(In thousands, except per unit data)
Revenues
Midstream services for Oasis Petroleum	$194,694	$—		$—		$194,694
Midstream services for third parties	4,752	—		—		4,752
Total revenues	199,446	—		—		199,446
Operating expenses
Direct operating	53,266	—		—		53,266
Depreciation and amortization	20,212	—		—		20,212
General and administrative	17,496	—		—		17,496
Total operating expenses	90,974	—		—		90,974
Operating income	108,472	—		—		108,472
Other income (expense)
Interest expense, net of capitalized interest	(608)	—		(3,927)	(c)	(4,535)
Other income (expense)	(15)	—		—		(15)
Total other income (expense)	(623)	—		(3,927)		(4,550)
Income before income taxes	107,849	—		(3,927)		103,922
Income tax expense	—	—		—		—
Net income	$107,849	$—		$(3,927)		$103,922
Less: Net income attributable to non-controlling interests	73,075	(20,222)	(a)	—		52,853
Net income attributable to Oasis Midstream Partners LP	$34,774	$20,222	(a)	$(3,927)		$51,069

Net income allocated to common unitholders	$17,403					$30,281
Earnings per limited partner unit
Common units — basic	1.27					1.51
Common units — diluted	1.26					1.51
Weighted average number of limited partner units outstanding
Common units — basic	13,750	3,950	(b)	2,300	(d)	20,000
Common units — diluted	13,764	3,950	(b)	2,300	(d)	20,014

The accompanying notes are an integral part of these unaudited pro forma financial statements.

OASIS MIDSTREAM PARTNERS LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2017

	Historical	Acquisition		Financing		Pro Forma
	(In thousands, except per unit data)
Revenues
Midstream services for Oasis Petroleum	$179,849	$—		$—		$179,849
Midstream services for third parties	2,367	—		—		2,367
Total revenues	182,216	—		—		182,216
Operating expenses
Direct operating	45,526	—		—		45,526
Depreciation and amortization	15,730	—		—		15,730
General and administrative	18,597	—		—		18,597
Total operating expenses	79,853	—		—		79,853
Operating income	102,363	—		—		102,363
Other income (expense)
Interest expense, net of capitalized interest	(6,965)	—		(4,311)	(c)	(11,276)
Other income (expense)	7	—		—		7
Total other income (expense)	(6,958)	—		(4,311)		(11,269)
Income before income taxes	95,405	—		(4,311)		91,094
Income tax expense	(22,858)	—		1,197	(f)	(21,661)
Net income	$72,547	$—		$(3,114)		$69,433
Less: Net income prior to the initial public offering	37,577	—		(1,968)		35,609
Net income subsequent to the initial public offering	34,970	—		(1,146)		33,824
Less: Net income attributable to non-controlling interests subsequent to the initial public offering	23,332	(6,388)	(e)	—		16,944
Net income attributable to Oasis Midstream Partners LP	$11,638	$6,388	(e)	$(1,146)		$16,880

Net income allocated to common unitholders	$5,819					$10,006
Earnings per limited partner unit
Common units — basic	0.43					0.50
Common units — diluted	0.42					0.50
Weighted average number of limited partner units outstanding
Common units — basic	13,566	3,950	(b)	2,300	(d)	19,816
Common units — diluted	13,568	3,950	(b)	2,300	(d)	19,818

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
1. Basis of Presentation
The unaudited pro forma condensed consolidated financial information has been derived from the historical consolidated financial statements of the Partnership. The unaudited pro forma condensed consolidated balance sheet at September 30, 2018 was prepared as if the Acquisition and related financing had occurred on September 30, 2018. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 were prepared as if the Acquisition and related financing had occurred on January 1, 2017.

The unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the Partnership's management; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable and reliably determinable basis for presenting the significant effects directly attributable, factually supportable, and expected to have a continuing impact from the Acquisition and related financing. These unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

2. Pro Forma Adjustments and Assumptions
Balance sheet. The unaudited pro forma condensed consolidated balance sheet at September 30, 2018 reflects the following adjustments:
(a) Adjustment reflects the cash consideration of $172.4 million paid to Oasis Petroleum for the Contributed Assets and $0.7 million for transaction costs related to the Acquisition.
(b) Adjustments reflect the allocation of cash consideration paid to Oasis Petroleum in exchange for the Contributed Assets and transaction costs related to the Acquisition as follows:

(In thousands)
Basis in the Contributed Assets allocated to common units	$45,591
Less: cash consideration for the Contributed Assets allocated to common units	(68,556)
Less: transaction costs allocated to common units	(436)
Total pro forma adjustments to common units(1)	$(23,401)

Basis in the Contributed Assets allocated to subordinated units	$69,077
Less: cash consideration for the Contributed Assets allocated to subordinated units	(103,873)
Less: transaction costs allocated to subordinated units	(299)
Total pro forma adjustments to subordinated units(1)	$(35,095)

(1) The allocation to common units and subordinated units is based upon the number of units Oasis Petroleum owns of each class after closing of the Acquisition and Equity Offering.

(c) Adjustment reflects the book basis of $114.7 million in the Contributed Assets at September 30, 2018.

(d) Adjustment reflects the total net proceeds received from the Equity Offering and borrowings under the revolving credit facility as follows:

(In thousands)
Gross proceeds received from Equity Offering	$46,000
Less: underwriting discounts and commissions	(1,150)
Less: Equity Offering costs	(300)
Net proceeds received from Equity Offering	$44,550

Borrowings on revolving credit facility	$129,234
Less: deferred financing costs	(620)
Net proceeds received from revolving credit facility	$128,614

Total net proceeds from Equity Offering and revolving credit facility	$173,164
(e) Adjustment reflects $0.6 million deferred financing costs incurred to increase the total commitments under the Partnership's revolving credit facility to $400.0 million.
(f) Adjustment reflects the borrowings on the Partnership's revolving credit facility to fund a portion of the total consideration for the Acquisition.
(g) Adjustment reflects the proceeds received from the Equity Offering as follows:

(In thousands)
Gross proceeds received from the Equity Offering	$46,000
Less: underwriting discounts and commissions	(1,150)
Proceeds received from the Equity Offering	44,850
Less: Equity Offering expenses	(300)
Net proceeds received from the Equity Offering	$44,550

Statements of operations. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018 and year ended December 31, 2017 reflect the following adjustments:

(a) Adjustment reflects net income from the Contributed Assets for the nine months ended September 30, 2018 of $20.2 million no longer included in non-controlling interests.

(b) Adjustment reflects the 3,950,000 common units issued to Oasis Petroleum to fund a portion of the consideration for the Contributed Assets.

(c) Adjustments reflect interest expense associated with borrowings of $129.2 million under the revolving credit facility and amortization of deferred financing costs of $0.1 million. The weighted average borrowing rate on the revolving credit facility was 4.0% for the nine months ended September 30, 2018 and 3.2% for the year ended December 31, 2017.

(d) Adjustments reflect the 2,300,000 common units issued to public unitholders from the Equity Offering.

(e) Adjustment reflects the net income from the Contributed Assets for the year ended December 31, 2017 of $6.4 million no longer included in non-controlling interests.

(f) Adjustment reflects the income tax effect of the net interest expense for the period subject to income tax prior to the initial public offering on September 25, 2017. The effective tax rate of Oasis Midstream Services LLC, which constitutes the predecessor to the Partnership for accounting purposes, was 37.8% for the period prior to the initial public offering. Subsequent to the initial public offering, the Partnership is not a taxable entity for U.S. federal income tax purposes or for the majority of states that impose an income tax, and taxes are generally borne by the Partnership's partners through the allocation of taxable income.